THIS INDENTURE OF LEASE AGREEMENT made this 20th day of October a.d. 2000.

IN PURSUANCE OF THE LAND TRANSFER FORM ACT, PART 2

BETWEEN:

          EBCON  PROPERTIES  LTD., a British  Columbia company having a place of
          -----------------------
          business at 207 - 45485 Knight Road, Chilliwack, British Columbia, V2R 3G3

                  ( hereinafter called "the lessor" )

                                                               OF THE FIRST PART

AND:

          MERILUS Technologies Inc. 300 - 46165 Yale Rd, Chilliwack, BC V2P 2P2
          -------------------------

                  ( hereinafter called "the Lessee")

                                                             OF THE SECOND PART.

In consideration of the covenants, agreements and conditions herein , the parties agree as follows:

PREMISES/ PROPORTIONATE SHARE
-----------------------------

The Lessor demises and leases to the Lessee the premises (herinafter called the "Demised Premises"), as more particularly described and outlined in Schedule "A" attached hereto, comprising an area deemed to be 8075 square feet, more or less, located on the THIRD floor of that Building situated at 46165 Yale Road, Chilliwack, BC, (hereinafter called the "Building")

                            (Municipal/civic address)

For the purposes within this agreement the Proportionate Share of the Demised Premises described above shall be determined based on the ratio of the area of the Demised Premises to the total rentable area of the Building of which the Demised Premises form a part, specifically Twenty Four And Three One Hundredths percent (24.03%).

TERM
----

To have and to hold the Premises for and during the term of Three (3)years from the Commencement Date.

COMMENCEMENT DATE
-----------------

1st day of December, 2000


TENANT IMPROVEMENTS
-------------------

Tenant space to be improved at the Lessor's expense as per the layout shown on Schedule "A" attached. Such improvements to include: o Painted drywall walls - Schedule "A" o New Carpeting o T- Bar Ceilings o Lighting and electrical as per tenants plan - Schedule "B" o 2 Showers / change rooms


RENT
----

The Lessee shall pay to the Lessor, Rent over the whole of the Term, of Two Hundred and Seventy Three Thousand Five Hundred and Forty Six 24/100 dollars ($273,546.24) payable in advance without deduction in monthly installments at the first of each and every month during the Term commencing with the Commencement Date and continuing thereafter each and every month up to and including the 1st day of November, 2003; and payable the following manner, that is to say:

             The sum of Seven Thousand and Thirty Seven 34/100 dollars ($7,037.34) commencing on the 1st day of December, 2000 and continuing thereafter on the 1st day of each and every month up to and including the 1st day of February, 2001.

             The sum of Seven Thousand Three Hundred and Fifty Eight 01/100 dollars ($7,358.01) commencing on the 1st day of March, 2001 and continuing thereafter on the 1st day of each and every month up to and including the 1st day of May, 2001.

             The sum of Seven Thousand Six Hundred and Seventy Eight 67/100 dollars ($7,678.67) commencing on the 1st day of June, 2001 and continuing thereafter on the 1st day of each and every month up to and including the 1st day of November, 2003.

In addition to the rent as described herein the Lessee shall be responsible to pay all and any taxes or other charges levied against such rent by any and all government agencies.

TAXES
-----

The Lessee shall pay its Proportionate Share of all Municipal or other real property taxes and rates, including school rates and local improvements assessed against the said Building of which the Demised Premises form a part. Payment of such taxes shall be made by the Lessee to the Lessor and shall be included in the monthly triple net installment.

OPERATING COSTS
---------------

The Lessee shall pay to the Lessor its Proportionate Share of the operating costs including general upkeep and maintenance reasonably incurred by the Lessor and also including any license, taxes, rates or assessments which may be levied by the appropriate governmental authority in relation to the Building and its improvements of which the Demised Premises form a part. These costs shall be defined to include the following:

a)   insurance as required to adequately protect the Building;

b) preventative servicing and minor repairs of the heating, ventilating and air-conditioning (HVAC) system;

c)   water and sewer rates;

d)   electric power;

e)   gas heating;

f)   snow and garbage removal;

g)   landscaping and common area maintenance;

h)   cleaning and maintenance of the interior of the Building;

i)   exterior window cleaning

j)   preventative servicing and minor repair of elevator;

Payment of such costs shall be made by the Lessee to the Lessor and shall be included in the monthly triplenet installment.

Actual operating costs shall be compiled and summarized within sixty (60) days of the end of the calendar year and provided to the Lessee. The Lessee will be responsible to pay its Proportionate Share of any amount that may be in excess of the amount collected by way of the monthly triplenet installment. The Lessor shall refund or credit the Lessee's Proportionate Share in the event that the Lessee has over contributed by way of the monthly triplenet installment.

THE LESSEE COVENANTS WITH THE LESSOR
------------------------------------

1. To repair and to keep the Demised Premises in as good condition as they were as of the actual date of possession of the Demised Premises, subject only to reasonable wear and tear or damage by fire and lightning, tempest and earthquake or any other act of God or as a result of war, riot, sabotage or explosion, and save as hereinbefore reserved and stipulated to be the responsibility of the Lessor.

2. To give the Lessor or his agent immediate notice of any defect in the Building structure, windows and glass, mechanical, electrical, plumbing and heating systems related to the Demised Premises of which the Lessee is aware of.

3. To allow the Lessor to enter and view the Demised Premises and the state of repair, and to repair according to notice within THIRTY (30) days thereof, and in the event of the Lessee refusing or neglecting to repair, the Lessor may enter upon the said Demised Premises and make such repairs and may recover the cost thereof as rent from the Lessee.

4. To keep the Demised Premises in a clean and healthy condition.

5. To leave the Demised Premises in a clean and tidy condition upon the termination of the term herein, and to surrender the same to the Lessor in like condition.

6. To use the Demised Premises for office purposes, and not to carry on any other business in the Demised Premises, nor to carry on any business on the Demised Premises which shall be deemed to be a nuisance, increase the hazard of fire, or create any other peril, or be likely to cause damage or liability of any kind on or in respect of the Demised Premises or adjacent properties, without the consent of the Lessor first had and obtained.

7. Not to do or permit to be done on the Demised Premises anything whereby the Insurance on the Demised Premises or the said Building may be rendered void or voidable or the premiums increased.

8. To make no alterations in the structure, plan or partitions of the Demised Premises nor install any plumbing, piping, wiring or heating apparatus without the written permission of the Lessor first had and obtained but in any event all repairs, alterations and installations made by the Lessee to or upon the Demised Premises shall be the property of the Lessor and shall be considered in all respects as part of the Demised Premises.

9. To indemnify and save harmless the Lessor from and against all or any manner of claims for liens, wages or materials or for damages to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Lessee shall make or cause to be made on or to the Demised Premises.

10. To maintain and keep in force at its own expense comprehensive general liability insurance with a company approved by the Lessor, in an amount of ONE MILLION ( $1,000,000.00 ) DOLLARS or as may from time to time be required by the Lessor and tenants fire insurance equal to the Demised Premises or of the entire Building of which the Demised Premises form a part, insuring the Lessee and the Lessor against any liability that may occur against them or any occurrences in or about the Demised Premises during the term or in consequence of the Lessee's occupancy of the Demised Premises and resulting in personal injury or death to any one or more persons or resulting in damage to any real or personal property and to provide a copy of the liability policy to the Lessor.

11. To provide adequate insurance coverage on the windows and glass in the Demised Premises in respect of breakage or other.

12. Subject to the above, not to assign or sub-let without leave of the Lessor, nor to sub-let on terms other than as contained in this Lease, such leave not to be unreasonably withheld.

13. To be responsible for and to pay any Social Services Tax, Workers' Compensation Board levies and all wages to employees payable in relation to the operation of the said business being conducted on the Demised Premises, and to save the Lessor harmless therefrom.

14. Except in the event of negligence of the Lessor, the Lessee does hereby release, remise and forever discharge the Lessor from all liability or loss or damage of any kind or nature including loss or damage to the Lessee's business, fixtures and chattels caused directly or indirectly by or as a result of fire.

15. The Lessor shall not be responsible for any defect in or change of conditions affecting the Demised Premises nor for any damage to the Demised Premises or to any person or the merchandise, goods, chattels, machinery or equipment of the Lessee contained therein.

16. Except in the event of the negligence of the Lessor, the Lessor shall not be responsible for any loss, damage or expense caused by any overflow or leakage of water from any part of the Demised Premises or any part of the said Building, or any other type of damage, direct or indirect, occasioned by the use, misuse or abuse of water or the breaking or bursting of any pipes or plumbing fixtures or any other manner or by the seepage from adjoining lands or premises or by any accident or misadventure to or arising from the use or operation of the machinery, heating apparatus, electrical wiring, appliances, gas or other pipes and appliances or any other fixtures or by structural defect in the Building or the Demised Premises.

17. To indemnify and save harmless the Lessor from and against all manner of claims, actions, demands or liabilities, costs, damages or expenses whatsoever resulting from or incidental to the Lessee's use or arising out of the Lessee's occupation of the Demised Premises or from any act or omission to act on the part of the Lessee, its contractors or subcontractors, or any servant, agent or employee of them during the Lessee's occupation of the Demised Premises, and which may arise by reason of a default by the Lessee of the observance of the terms and conditions as herein provided.

                                       6
THE LESSOR COVENANTS WITH THE LESSEE
------------------------------------

18. For quiet enjoyment.

19. To provide to and in the Demised Premises a source of light , gas, power, hydro, water and sewer services.

20. Save as hereinbefore provided, to pay all taxes, rates and assessments charged or rated against the lands and Buildings on or in which the Demised Premises are situate during the term granted herein.

21. To ensure water tightness of the roof, and to repair and maintain the Building structure, roof, and exterior of the entire Building, and the mechanical , electrical, plumbing and heating systems thereof in a reasonable state of repair, or to replace any of such systems, when reasonably required, and such costs of a capital nature shall be paid by the Lessor excepting damages or repairs attributable to the Lessee which shall then be paid by the Lessee on demand.

22. To maintain adequate insurance coverage on the Demised Premises in respect of loss by fire.

GENERAL COVENANTS
-----------------

23. The Lessee may at its option register this Lease and shall pay for all costs related thereto including the costs of obtaining any reference plans if required.

24. PROVISO for re-entry by the said Lessor on non-payment of rent (whether lawfully demanded or not) or non- performance or non-observance of covenants or conditions herein contained or on the seizure or forfeiture of the term for any of the causes herein mentioned and this proviso shall extend and apply to all covenants herein, whether positive or negative.

25. Provided that no waiver of, nor neglect to enforce the right of re-entry upon breach of any covenant, condition or agreement herein contained, shall be deemed a waiver of such rights upon any subsequent breach of the same, or any other covenant, condition or agreement herein contained.

26. Also in case the Lessee shall become insolvent or bankrupt or make any assignment for the benefit of creditors or in case of the non-payment of rent, at the times herein provided or if the Lessee shall fail to observe and perform any of the covenants and conditions herein contained, and so its part to be observed and performed, the Lease shall at the option of the Lessor cease and be void and the term hereby created, expire and be at an end, everything hereinbefore to the contrary not withstanding, and the then current month's rent and three (3) months' additional rent shall thereupon immediately become due and payable and the Lessor may without notice or any form or legal process re-enter and take possession of the Demised Premises as though the Lessee or its servants or other occupants of the said Demised Premises were holding over after the expiration of the term and the term shall be forfeited and void.

27. And it is hereby agreed and declared that in the event the Demised Premises shall at any time during the term hereby granted be burned down or damaged by fire so as to render the same unfit for the purpose of the Lessee, then and so often as the same shall happen the rent hereby reserved, or a proportionate part thereof according to the nature and extent of the damage sustained and all remedies for recovering the same shall be suspended and abated until the said Demised Premises shall have been rebuilt or made fit for the purpose of the Lessee and the Lessee shall cease to be held liable for payment of such rent, except in respect of such rent as shall already have accrued due, and shall be entitled to be repaid any rent paid in advance for the period for which rent shall be suspended as aforesaid.

28. PROVIDED that notwithstanding anything in this paragraph contained the parties mutually agree that in the event the Demised Premises are damaged by fire and the amount of such damage is more than seventy-five (75%) percent and such damage renders the Demised Premises unfit for the purpose of the Lessee, then either party herein shall be entitled to cancel this Lease and as of the date of such cancellation by the other party, all future obligations which one party has to the other arising out of this Lease shall forthwith cease.

29. AND it is further declared and agreed that if the Lessor shall suffer or incur any damage, loss or expense or be obliged to make any payment for which the Lessee is liable hereinunder by reason of failure of the Lessee to observe and comply with any of the covenants of the Lessee herein contained, then the Lessor shall have the right to add the cost or the amount of such damages, loss, expense or payment to the rent hereby reserved and any such amount shall thereupon immediately be due and payable as additional rent and recoverable in the manner provided by Law for the recovery of rent in arrears.

30. AND that the Lessee shall abide by and comply with all lawful by-laws, rules and regulations of every Municipal or other authority which in any manner relates to or effects the business carried on and conducted on the Demised Premises and shall indemnify and save harmless the Lessor from all costs, charges or damages to which the Lessor may be put or suffered by reason of the breach of the Lessee of any such by-law, rule or regulation.

31. AND that any notice to be served hereunder shall be deemed to be sufficiently served on the parties hereto within THREE (3) days of posting, if addressed to such party and mailed by pre-paid registered post to the address of such party as hereinbefore set out.

WHEREVER the singular or masculine are used in this Indenture the same shall be deemed to include the plural or feminine or the body politic or corporate, also the heirs, executors, administrators, successors and assigns of the respective parties hereto and each of them, where the context or the parties so require.

OPTION TO RENEW
---------------

32. PROVIDED that if the Lessee duly and regularly pays the said rent and performs all and every other covenant, proviso and agreement herein contained on the part of the Lessee to be paid and performed, the Lessor will at the expiration of the said term on written request by the Lessee, mail by registered post to or deliver to the Lessor not later than ninety (90) days before the expiration of the said term grant to the Lessee One (1) renewal(s) of the Lease of the said Demised Premises for a further term of Thirty Six (36) months each, and such new lease shall contain all the covenants, provisos, and agreements contained in the present lease including the covenant for renewal as required pursuant hereto, except for the covenant relating to the amount of the rental. The rental for the renewal terms shall be the amount agreed upon between the parties or failing agreement, the amount shall be determined by arbitration under the provisions of the Commercial Arbitration Act of British Columbia.

33. PROVIDED the Lessee is not in default of any of the terms and conditions herein contained, the parties agree that upon the expiration or termination of the lease the Lessee or the Lessor on its behalf may remove any equipment, fittings, fixtures, furniture and furnishings which are owned by the Lessee and in the nature of tenants fixtures, provided that the Lessee shall be responsible for any damage occasioned by the renewal of the aforesaid equipment, fittings, fixtures, furniture and furnishings. The Lessee shall effect such removal immediately and in such equipment, fittings fixtures, furniture and furnishings not so removed by the time period allowed shall then become the property of the Lessor absolutely.

34. PROVIDED always and it is hereby agreed that if the said Lessee shall hold over after the expiration of the term hereby granted and the Lessor shall accept rent, the new tenancy thereby created shall be a tenancy from month to month and not a tenancy from year to year and shall be subject to the covenants and conditions herein contained and the same are applicable to the tenancy from month to month.

                           END OF TERMS AND CONDITIONS

         DATED at the District of Chilliwack, in the Province of British Columbia, on the day and year written below.

EXECUTION(S) :

                             Execution Date
    Witness Signature(s)     ( Y/ M / D )      Party(ies)   Signatures


------------------------        /    /
                                               Ebcon Properties Ltd.by
                                               its  authorized  signatories.

                                               ---------------------------------


                                               ---------------------------------



------------------------        /    /         Merilus Networking Solutions Inc.
                                               by its authorized signatories.

                                               ---------------------------------


                                               ---------------------------------